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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 28, 1998, except as to Notes 8 and 12 which are as of August 14, 1998, relating to the consolidated financial statements of E-Tek Dynamics, Inc. which appears in such Prospectus. We also consent to the references to us under the headings "Expert" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California

September 21, 1998